Resology Pty Ltd
5 Tristania Court,
Ormiston 4160
ACN # 622 794 834
ABN # 41622794834

CONSENT OF BARRY LAY
I, Barry

Lay, BSc Geology (Hons);

MAusIMM, Managing Director

of Resology Pty

Ltd prepared Sections
1.3, 1.4,

1.6, 5.2,

6, 7.1-7.3,

8, 9,

10, 11

of the

Technical

Report

Summary titled

“
Coronado

Global
Resources

Inc.

(“Coronado”)

Statement

of

Coal

Resources

and

Reserves

for

the

Curragh

Mine
Complex

in

Accordance

with

the

JORC

Code

and

United

States

SEC

Regulation

S-K

1300

as

of
December

31,

2021

Bowen

Basin

Queensland,

Australia
”,

dated

February

21,

2022

(the

“Technical
Report Summary”).
With respect to the portions

of the Technical

Report Summary that I

prepared, I hereby consent

to the
filing with the Securities and Exchange Commission

of the Technical

Report Summary as an exhibit to
the

Annual

Report

on

Form

10-K

for

the

year

ended

December

31,

2022

(the

“Annual

Report”)

of
Coronado Global

Resources Inc. (the

“Company”) and

to the

incorporation by reference

of the

Technical
Report Summary in the Company’s

Registration Statements on Form S-3 (No.

333-239730) and Form
S-8 (Nos. 333- 236597 and 333-249566) (the “Registration Statements”).
I hereby

further

consent

to

the

inclusion

or

incorporation

by reference

in

the

Annual

Report

and

the
Registration Statements

of references

to my

name (including

status as

an expert

or qualified

person
(as

defined

in

Item

1300

of

Regulation

S-K))

and

the

information

derived

from

the

portions

of

the
Technical Report Summary that I

prepared, including any

quotation therefrom or

summarization thereof.
Date: February 15, 2023
/s/ Barry Lay

Name: Barry Lay
Managing Director